Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of April 21, 2005, by and among GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the Investors set forth on the signatures page affixed hereto (each an “Investor” and collectively, the “Investors”).

RECITALS:

Pursuant to the terms of a certain Note and Warrant Purchase Agreement, of even date herewith (the “Purchase Agreement”), by and among the Company, Lark Technologies, Inc. (“Lark”) and the Investors, the Investors have agreed to purchase (a) from the Company and Lark an aggregate of $4,500,000 in principal amount of the 5.0% Senior Secured Notes of the Company and Lark due April 2007 (the “Notes”); and (b) from the Company a warrant to acquire up to 2,000,000 shares of the Company’s common stock.  The Investors are willing to enter into the Purchase Agreement only upon the condition, among others, that the Company secure its obligations under the Purchase Agreement and certain of the other Transaction Documents by executing and delivering this Agreement to the Investors.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

SECTION 1.  DEFINITIONS.

1.1.                              General Definitions.  As used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings set forth below:

“Chattel Paper” means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

“CII Assets” means (A) all of the Company’s right, title, and interest in, to and under the Lease dated as of September 15, 1998, as amended by and between the Company and Science Park Development Corporation (the “Lease”), and the leasehold estate created thereby, together with the appurtenances and all the estate and rights of the Company of, in and to the Demised Premises (as defined in the Lease); (B) all right, title and interest of the Company, if any, in and to (a) all modifications, extensions and renewals of the Lease and in and to all rights to renew or extend the respective terms of the Lease; (b) all credits, deposits, options, privileges and rights of the Company under the Lease; and (c) all awards heretofore made or hereafter to be made for the taking by eminent domain of the whole or any part of the Demised Premises, or any estate of easement therein; (C) all leasehold improvements and fixtures or every nature whatsoever now or hereafter owned by the Company and attached to and used or intended to be used in connection with the operation of the Demised Premises (excluding, however, any kitchen appliances, laboratory equipment, laboratory fume hoods, laboratory casework, and the controlled environment room subject to leasehold financing and any replacements thereof, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing), and all of the right, title and interest of the Company in and to such personal property; and (D) all right, title and interest of the Company in and to any and all subleases and occupancy or similar agreements, now or hereafter on or affecting the Demised Premises, together with all security therefor and all moneys payable thereunder.

“Collateral” means and includes all now and hereafter acquired assets of the Company including, without limitation:

(A)                              all Inventory;

(B)                                all Equipment;

(C)                                all General Intangibles;

(D)                               all Receivables;

(E)                                 all Chattel Paper;

(F)                                 all Deposit Accounts and all Letter-of-Credit Rights;

(G)                                all Instruments;

(H)                               the commercial tort claims set forth on Schedule II;

(I)                                    all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Company or in which it has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(J)                                   documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

(K)                               all Supporting Obligations and guaranties, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

(L)                                 (i)  all cash held as cash collateral to the extent not otherwise constituting Collateral, (ii) all Payment Intangibles, (iii) all letter of credit obligations, and (iv) all Investment Property; and

(M)                            all products and proceeds of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above) and all claims of the Company against third parties for (x)(i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of, (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form;

provided, however, notwithstanding the foregoing or anything contained in this Agreement to the contrary, Collateral shall not include the Excluded Assets and the Company is not granting the Investors a Security Interest in the Excluded Assets.

“Customer” means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Company, pursuant to which the Company is to deliver any personal property or perform any services.

“Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Deposit Accounts” means all deposit accounts as such term is defined in the UCC.

“Equipment” means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation:  plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

“Event of Default” means the occurrence of any of the events set forth in Section 6.1.

“Excluded Assets” means (i) the Intellectual Property of the Company, (ii) the CII Assets, (iii) assets constituting purchase money security interests and Capital Lease obligations in an amount not to exceed the principal amount of $380,000 in the aggregate at any time outstanding for all such purchase money security interests and Capital Lease Obligations, and (iv) cash collateral held by Comerica Bank to secure the Company’s letter of credit reimbursement obligations in principal amount of $224,211.46.

“General Intangibles” means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, except for any Excluded Assets.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

“Intellectual Property” means all Intellectual Property (as defined in the Purchase Agreement) of the Company but shall not include any Intellectual Property of its Subsidiaries.

“Inventory” means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” means all investment property as such term is defined in the UCC.

“Investors” shall have the meaning set forth in the introductory paragraph hereof.

“Letter-of-Credit Rights” means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

“Liens” means any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Notes” shall have the meaning set forth in the Recitals paragraph hereof.

“Obligations” means all obligations now existing and hereafter arising of the Company to the Investors under this Agreement, the Notes, the Purchase Agreement and the other Transaction Documents, and specifically excluding any and all obligations arising under or in connection with the Warrant (or any shares of Common Stock issuable thereunder) and the Registration Rights Agreement, including, without limitation, all expenses (including reasonable attorneys’ fees and expenses incurred by one (1) counsel to the Investors) chargeable from time to time to the Company’s account or incurred from time to time by any of the Investors in connection with the Company’s account whether provided for herein or in any other agreement, instrument or document executed by or on behalf of the Company in connection with this Agreement or the Collateral.

“Payment Intangibles” means all payment intangibles means all accounts as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation a General Intangible under which the account debtor’s principle obligation is a monetary obligation.

“Permitted Liens” means: (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen and other like Liens incurred in the ordinary course of business securing sums not more than ninety (90) days overdue or being contested in good faith; (b) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith, provided, that, adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP; (c) Liens in favor of any of the Investors; (d) Liens imposed by law for taxes, fees, assessments, or other government charges or levies (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided, that, adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP provided, further, that, all Liens under this clause (d) in the aggregate outstanding at any time do not exceed $20,000, (e) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same does not materially impair the use, value or marketability of such real estate, (f) Liens to secure the performance of bids, trade contracts, leases (real property or otherwise), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature of the Company, in each case incurred in the ordinary course of the Company’s business,

(g) Liens representing the owner’s retained interest in any property leased by the Company, (h) Liens on the Company’s assets set forth on the Disclosure Schedule, (i) Liens in favor of banks where the Company or any of its Subsidiaries has accounts for customary fees or charges, (j) Liens securing Permitted Indebtedness of the type set forth in clause (d) of the definition of “Permitted Indebtedness” in the Purchase Agreement so long as such Lien is limited to the property acquired with the proceeds of such Permitted Indebtedness, (k) Liens on the CII Assets in favor of CII in connection with the CII Financing and (l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (j) above, provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or any Subsidiary incurring such Indebtedness.

“Premises” means all premises where the Company conducts its business and has any rights of possession, including, without limitation, the premises described in Schedule I attached hereto.

“Purchase Agreement” shall have the meaning set forth in the Recitals paragraph hereof.

“Receivables” means all accounts as such term is defined in the UCC, including, without limitation each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Company or by some other Person who subsequently transfers such Person’s interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Company may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 hereof.

“Subsidiary” of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date; or (b) the securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more Subsidiaries of such entity.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state designated in Section 7.12 as the state whose laws govern this Agreement or in any other state whose laws are held to govern this Agreement or any portion hereof.

1.2.                              Other Terms.

(a)                                  All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

(b)                                 All terms defined in the UCC and not defined in this Agreement or the Purchase Agreement shall have the meanings specified in the UCC.

(c)                                  All accounting terms not otherwise defined in this Agreement or the Purchase Agreement shall have the meanings assigned to them in accordance with GAAP.

1.3.                              Cross References.

(a)                                  All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.

(b)                                 All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2.  SECURITY INTEREST.

2.1.                              Security Interest.

(a)                                  To secure the prompt and complete payment and performance to the Investors of the Obligations, the Company hereby pledges and grants to the Investors a continuing first priority security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to Article 9 of the UCC (the “Security Interest”).  All of the Company’s ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by the Investors, be kept by the Company in trust for the Investors until all Obligations have been paid in full in cash.  For the avoidance of doubt, the Collateral does not include the Excluded Assets and no Security Interest is being granted to the Investors in the Excluded Assets.

(b)                                 The Company hereby authorizes each of the Investors to file one or more financing statements (including fixture filings), amendments, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company, without the Company’s signature appearing thereon.  The Company agrees to furnish to each of the Investors promptly upon request any information necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company.  The Company also ratifies its authorization for each of the Investors to file any initial financing statements or amendments thereto filed prior to the date hereof.  If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, the Company will immediately deliver such instrument to the Investors appropriately endorsed.

(c)                                  The Company agrees that promptly after execution of this Agreement, it shall take at its sole cost and expense all steps necessary to perfect each of the Investor’s security interest (subject only to Permitted Liens) in Collateral held for sale or transshipment in any jurisdiction outside of the United States.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Investors as follows:

3.1.                              Title and Liens.  Except as set forth on Schedule 3.1 hereto, the Collateral: (a) is owned solely by the Company free and clear of all Liens except (i) those in the Investors’ favor, and (ii) Permitted Liens; and (b) as of the date hereof, is not subject to any Material Agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

3.2.                              Validity of Security Interest.  The Security Interest constitutes: (a) a legal and valid Lien in all the Collateral; and (b) subject to the filing of the financing statements described in Section 2.1(b), a perfected first priority Lien in all Collateral in which a Lien may be perfected by the filing of a financing statement under United States law, subject to Permitted Liens.

SECTION 4.  COVENANTS.

4.1.                              Change of Name; Location of Collateral; Records; Place of Business.  The Company shall not make any change: (a) in its name; (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office facility at which Collateral owned by it is located (including the establishment of any such new office or facility) from the locations set forth on Schedule I attached hereto; (c) in its identity or type of organization or corporate structure; (d) in its Federal Taxpayer Identification Number or state-issued organizational identification number; or (e) in its jurisdiction of organization; unless in each such case, (i) the Company provides the Investors at least thirty (30) days prior written notice of such change, (ii) all filings have been made under the UCC or otherwise that are required in order for the Investors to continue at all times following such change to have a valid, legal and perfected first priority Lien in all the Collateral which may be perfected under United States law by filing of a financing statement, subject to Permitted Liens, and (iii) such change is not otherwise prohibited under the Purchase Agreement.

4.2.                              Records.  The Company shall keep and maintain at its own cost and expense, satisfactory and complete records of the Collateral including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Following the occurrence of an Event of Default, the Majority Purchasers may at any time verify the Company’s Receivables utilizing an audit control company or any other agent designated by the Majority Purchasers.  The Majority Purchasers or their designee may, following the occurrence of an Event of Default, notify

Customers at any time, at the Majority Purchasers’ reasonable discretion, of the Investors’ Lien in Receivables (contracts, instruments, or chattel paper, as the case may be), collect them directly from the Customers or parties to contracts, instruments and chattel paper and charge the collection costs and expenses to the Company’s account; provided, however, unless and until the Majority Purchasers do so or give the Company other instructions, the Company shall collect all Receivables for the Investors, receive all payments thereon for Investors’ benefit in trust as Investors’ trustee and immediately deliver them to Investors in their original form with all necessary endorsements or, as directed by the Majority Purchasers, deposit such payments as reasonably directed by the Majority Purchasers.  The Company shall place notations upon the Company’s books of account and any financial statement prepared by the Company to disclose the Investors’ Lien in the Collateral and shall provide the Investors, as requested by any of them, such schedules, documents and/or information regarding the Collateral as an Investor may require.

4.3.                              Protection of Collateral and Security Interest.  The Company shall, at its own cost and expense, take any and all actions necessary to defend the Collateral against the claims and demands of all parties and to defend the Lien of the Investors in the Collateral and the priority thereof against any Lien, except Permitted Liens.

4.4.                              Further Assurances.  Any time and from time to time, upon the written request of an Investor and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as such Investor may reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby.

4.5.                              Inspection and Examination.  At such reasonable times and intervals on reasonable advance notice to the Company, the Majority Purchasers shall have the right to: (a) visit and inspect the Company’s properties and the Collateral; and (b) inspect, audit and make extracts from the Company’s relevant books and records relating to the Collateral; provided that such inspections shall not occur more than once per calendar year unless an Event of Default shall have occurred and be continuing.  The Company will execute and deliver to the Investors any instrument necessary for the Investors to obtain records from any service bureau maintaining records for the Company.  Notwithstanding the foregoing, the Company shall not disclose material nonpublic information or provide access to material nonpublic information to any of the Investors, unless prior to disclosing or providing access to such information the Company identifies such information as being material nonpublic information and provides the Investor with the opportunity to accept or refuse to accept such material nonpublic information and the Investor electing to receive such material nonpublic information shall enter into an appropriate confidentiality agreement with the Company with respect thereto.

4.6.                              Liens.  The Company shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral to any Person other than the Investors, except for Permitted Liens.

4.7.                              Use and Disposition of Collateral.  The Company shall: (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, (ii) the disposition or transfer of obsolete, excess or worn-out

Equipment in the ordinary course of business, (iii) the sale of assets constituting the New Haven Business, the North Carolina Business or Lark to a non-affiliated third party in strict accordance with, and only to the extent permitted by, the Purchase Agreement, including without limitation the mandatory prepayment provisions contained therein, and in all events, the proceeds from any such disposition shall remain subject to the Liens created hereby, and (iv) any cash advance or capital contribution to Lark; provided, that, the Investors have a first priority, security interest in (x) any note, instrument or security evidencing the advance or capital contribution to Lark and (y) except as otherwise permitted under Section 5.6(p) of the Purchase Agreement, any cash advance or capital contribution made to Lark; and (b) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  For the avoidance of doubt, the Company may freely transfer or dispose of its rights under its Intellectual Property, including, without limitation, any licenses and other arrangements with respect thereto.

4.8.                              Risk of Loss; Insurance.  The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.  The Company shall keep the Collateral insured as follows:

(a)                                  Casualty Insurance.  Maintain extended coverage casualty insurance written in the name of the Company in the broadest “all risks” form available on a full replacement cost basis covering all Collateral.  Such insurance shall be in amounts and with deductible amounts that are customary for companies in the same industry as the Company in the same geographic market as the Company, but in no event shall the coverage be less than the full insurable value of the covered Collateral.

(b)                                 Liability Insurance.  Maintain commercial general liability insurance in the name of each of the Investors, including a contractual liability endorsement and a completed operations and personal injury coverage, with a combined single limit for any one occurrence of at least $3,000,000.

(c)                                  Policy Terms.  All policies shall meet the following requirements:

(i)                                     overall blanket or excess coverage policies may be supplied provided, however, that all insurance shall be in amounts sufficient to prevent any insured from being a co-insurer and that the amount of the casualty insurance coverage attributable to the Collateral is clearly set forth; and

(ii)                                  all policies shall (A) name each of the Investors “and its successors and assigns as their interests may appear” as “additional insured” and “loss payee” on all casualty insurance and as “additional insured” as to all other insurance, and (B) contain a provision stating that such policy “shall not be canceled or modified except after ten (10) days prior written notice delivered to the Investors at its address for notices herein or as subsequently directed in writing by the Investors”; and

(iii)                               all policies shall be in a form reasonably acceptable to the Investors and shall be issued by financially sound insurers duly licensed and authorized to conduct that type of insurance business in each state where the Collateral is located; and

(iv)                              all policies of insurance and endorsements thereof, together with a paid receipt, shall be deposited with the Investors prior to the date hereof.  Upon request, prior to the expiration of any such policies, the Company shall furnish paid receipts and other evidence satisfactory to the Investors that all such policies have been renewed or replaced.

(d)                                 Insurance Proceeds.  Unless an Event of Default shall have occurred and be continuing, the Company shall receive directly all awards and proceeds with respect to any loss.  After the occurrence and during the continuance of an Event of Default, the Investors shall have the exclusive authority to do each of the following in its reasonable discretion:

(i)                                     Receive directly all awards and proceeds;

(ii)                                  Settle or compromise all claims relating to all awards and proceeds; and

(iii)                               Determine whether to apply any awards and proceeds to reduce the Notes or any other Obligations.

(e)                                  Further Actions.  Upon the occurrence of an Event of Default, each of the Investors shall have the authority on behalf of the Company to execute and deliver any such instruments, agreements and documents as may be necessary to effect the provisions of this Section 4.8.  Any deficiency remaining in the amounts owing by the Company to the Investors after application of any awards and proceeds shall be paid by the Company to the Investors, on demand, and shall be deemed Obligations and additional principal under the Note bearing interest at the rate specified therein until paid in full in cash.

4.9.                              [intentionally omitted]

4.10.                        Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Investors to enforce, the Security Interest, the Company agrees, in each case at the Company’s expense, to take the following actions with respect to the following Collateral:

(a)                                  Deposit Accounts.  For each deposit account that the Company at any time opens or maintains and that is included in the Collateral, the Company shall, at an Investor’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Investors, either: (i) cause the depositary bank to agree to comply at any time with instructions from the Investors to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Company; or (ii) arrange for the Investors to become the customer of the depositary bank with respect to the deposit account, with the Company being permitted, only with the consent of the Investors, to exercise rights to withdraw funds from such deposit account.  Each of the Investors agrees with the Company that it shall not give any such instructions or withhold any withdrawal rights from the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur.  The provisions of this Section 4.10(a) shall not apply to any deposit account: (i) for which the Company, the depositary bank and an Investor have entered into a cash collateral agreement specifically negotiated among the Company, the depositary bank and an Investor for the specific purpose set forth therein; or (ii) as provided in Section 5.6(p) of the Purchase Agreement

(b)                                 Investment Property.  If the Company shall at any time hold or acquire any certificated securities (including without limitation any securities received as consideration for sales of assets permitted by Section 5.6(h) of the Purchase Agreement), the Company shall forthwith endorse, assign and deliver the same to the Lenders, accompanied by such instruments of transfer or assignment duly executed in blank as the Investors may from time to time specify.  If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall immediately notify the Investors thereof and, at the Investors’ request and option, pursuant to an agreement in form and substance satisfactory to the Investors, either: (i) cause the issuer to agree to comply with instructions from the Investors as to such securities, without further consent of the Company or such nominee; or (ii) arrange for the Investors to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Company are held by the Company or its nominees through a securities intermediary or commodity intermediary, the Company shall immediately notify the Investors thereof and, at the Investors’ request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Investors, either: (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Investors to such securities intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Investors to such commodity intermediary, in each case without further consent of the Company or such nominee; or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Investors to become the entitlement holder with respect to such Investment Property, with the Company being permitted, only with the consent of the Investors, to exercise rights to withdraw or otherwise deal with such Investment Property.  Each of the Investors agrees with the Company that it shall not give any such entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred, or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this Section 4.10(b) shall not apply to any financial assets credited to a securities account for which an Investor is the securities intermediary.

(c)                                  Letter of Credit Rights.  If the Company is at any time a beneficiary under a letter of credit (other than any letter credit constituting a Supporting Obligation) now or hereafter issued in favor of the Company, the Company shall promptly notify the Investors thereof and, at the request and option of the Investors, the Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Investors, either (i) arrange for the issuer and any confirmer to such letter of credit to consent to an assignment to the Investors of the proceeds of any drawing under the letter of credit or (ii) arrange for the Investors to become the transferee beneficiary of the letter of credit, with the Investors agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied to satisfy the Obligations.

(d)                                 Commercial Tort Claims.  If the Company shall at any time hold or acquire a material commercial tort claim, the Company shall immediately notify the Investors in a writing signed by the Company of the brief details thereof and upon request of the Investors grant to the Investors in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Investors.

4.11.                        Information.  The Company shall inform the Investors in writing within fifteen (15) days, in the case of clauses (a) and (b) of this Section 4.11, or within thirty (30) days, in the case of clauses (c) through (e) of this Section 4.11, of becoming aware of: (a) the commencement of all material proceedings and, to the Company’s knowledge, investigations by or before and/or the receipt of any notices from, any Governmental Authority or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Collateral, in any case that would reasonably be likely to have a Material Adverse Effect; (b) any Event of Default or Default; (c) any change in the location of the Company’s executive offices; (d) any change in the location of a material portion of the Company’s Inventory or Equipment from the locations listed on Schedule I attached hereto, and (e) any additional tradenames, corporate names or company names not provided to the Investors.

SECTION 5.  POWER OF ATTORNEY.

The Company hereby irrevocably appoints one representative designated by the Majority Purchasers (which such designated Person the Majority Purchasers may change upon written notice to the Company) as the Company’s attorney-in-fact, with full power and authority in place and stead of the Company and in the name of the Company or in the name of any Investor to, after the occurrence of an Event of Default:  (a) endorse the Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into an Investor’s possession; (b) sign the Company’s name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (c) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (d) execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (e) do all things necessary to carry out this Agreement; (f) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof, and any such payment shall be added to the Obligations and bear interest at the rate then in effect under the Notes; and (g) notify the post office authorities to change the address for delivery of the Company’s mail to an address designated by the Majority Purchasers, and to receive, open and dispose of all mail addressed to the Company.  The Company hereby ratifies and approves all acts of the said attorney.  The powers conferred on the Investors hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Neither the Investors nor the said attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law absent gross negligence or intentional misconduct.  This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to an Investor or in which an Investor has a Security Interest remains unpaid and until the Obligations have been fully satisfied.

SECTION 6.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

6.1.                              Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)                                  the occurrence of a Default (which continues for a period of ten (10) days) or an Event of Default under this Agreement, the Purchase Agreement, the Notes or any other Transaction Document; or

(b)                                 the Security Interest for any reason ceases to be or is not a valid and perfected Lien having a first priority security interest, subject to Permitted Liens.

6.2.                              Rights and Remedies.  Upon the occurrence of any Event of Default, the Majority Purchasers shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case the Investors may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations).  The Investors agree that no notice of exclusive control, order or similar notice of control will be given under any Control Agreement unless the Majority Purchasers so instruct any Investor entitled to act under any such Control Agreement.  Until all Obligations have been fully satisfied, the Investors shall retain the Security Interest.  The Investors shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which the Investors may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require the Company to assemble the Collateral, at the Company’s expense, and to make it available to the Investors at a place designated by the Investors which is reasonably convenient to both parties and, subject to the rights of third parties, to enter any of the Premises of the Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same at any such premises until sold (and in the case of any of the Premises or any other property of the Company, the Company agrees not to charge the Investors for storage thereof).  Further, the Investors may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for the Investors in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as the Investors, in the their reasonable discretion, deem advisable or the Investors may otherwise recover upon the Collateral in any commercially reasonable manner as the Investors, in their reasonable discretion, deems advisable.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Company at the Company’s address as shown in the Investors’ records, at least ten (10) days before the time of the event of which notice is being given.  The Investors may be the purchaser at any sale, if it is public.  Until the Investors are able to effect a sale, lease, or other disposition of Collateral, the Investors shall have the right to use or operate Collateral, or any part thereof, to the extent reasonably appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Investors.  The Investors shall have no obligation to the

Company to maintain or preserve the rights of the Company as against third parties with respect to Collateral while Collateral is in the possession of the Investors.  Each of the Investors may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Investors’ remedies with respect to such appointment without prior notice or hearing.  The proceeds of sale shall be applied first to all costs and expenses of sale, including reasonable attorneys’ fees and expenses incurred by one (1) counsel to the Investors, and second to the payment (in whatever order the Investors elect) of all Obligations.  The Investors will return any excess to the Company and the Company shall remain liable to the Investors for any deficiency.

SECTION 7.  MISCELLANEOUS.

7.1.                              No Waiver; Cumulative Remedies.  No failure or delay by the Investors in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement.  The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

7.2.                              Waivers.  The Company waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Company might otherwise be entitled (other than such notices required by the Purchase Agreement).

7.3.                              Security Interest Absolute.  All rights of the Investors hereunder, the Security Interest and all the Obligations shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Purchase Agreement, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, the Notes, any other Transaction Document or any other agreement or instrument; (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations.

7.4.                              Amendments, Etc.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by the Company therefrom or any release of a Lien shall be effective unless the same shall be in writing and signed by the Company and the Majority Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.5.                              Notices.  Except as otherwise expressly provided herein, any notice or request hereunder shall be given in accordance with the terms of the Purchase Agreement.

7.6.                              Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Company is entitled to any surplus and shall remain liable for any deficiency.  The Investors’ duty of care with respect to Collateral in their possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Investors need not otherwise preserve, protect, insure or care for any Collateral.  The Investors shall not be obligated to preserve any rights the Company may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

7.7.                              Costs and Expenses; Indemnification.

(a)                                  The Company shall pay all of the Investors’ reasonable and documented out-of-pocket costs and expenses including, without limitation, reasonable and documented fees and disbursements of one (1) counsel to the Investors and appraisers, in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement.  The Company shall also pay all of the Investors’ reasonable and documented out-of-pocket costs and expenses, including, without limitation, reasonable and documented fees and disbursements of one (1) counsel to the Investors, in connection with: (i) the preparation, execution and/or delivery of any waiver, amendment or consent proposed by, or at the request of, the Company or Lark or executed in connection with the transactions contemplated by this Agreement, whether or not it becomes effective; (ii) the Investors’ obtaining performance of the Company’s obligations under this Agreement, including, but not limited to, the enforcement or defense of the Security Interest, assignments of rights and Liens hereunder as valid perfected security interests; and (iii) subject to the terms hereof, any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral.

(b)                                 Any such amounts payable as provided hereunder shall be additional Obligations secured hereby.  The provisions of this Section 7.7 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Investors.  All amounts due under this Section 7.7 shall be payable on written demand therefor.

7.8.                              Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

7.9.                              Binding Effect; Assignment; Complete Agreement.  This Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective successors and assigns, except that the Company shall not have the right to assign this Agreement or any of their rights, interests, or obligations hereunder; unless simultaneously therewith, the Notes, together with all accrued and unpaid interest thereon and all other Obligations then due and owing hereunder, are repaid in cash in full.  Each of the Investors may assign its rights under this Agreement, except that an Investor shall not assign any of their rights under this Agreement to a for-profit company engaged in the business of researching (including, without limitation, contract research organizations), developing and/or commercializing pharmaceutical or biotechnology products or services that are then competitive with products or services of the Company or Lark; provided, however, that such transfer complies with the requirements of applicable securities laws and the transferee agrees to be bound by, and entitled to the benefits of, this Agreement as an original party thereto.

7.10.                        Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

7.11.                        Titles and Subtitles; Cross-References.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

7.12.                        Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.  The Company and the Investors hereby (a) irrevocably consent and submit to the non-exclusive jurisdiction of the state and federal courts located in New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement, and (b) irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.13.                        No Jury Trial.  Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues.  ACCORDINGLY, EACH SUCH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each party certifies and acknowledges that (i) no other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 7.13.

7.14.                        Recapture.  Anything in this Agreement to the contrary notwithstanding, if an Investor receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by any such Investor, the Company’s obligations to such Investor shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been indefeasibly made to such Investor, which payment shall be due on demand.

7.15.                        Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.  For the avoidance of doubt, any rights, benefits or obligations specified in this Agreement shall be in addition to and not lieu or limitation of any rights, benefits or obligations specified in the Purchase Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

COMPANY:

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Ben D. Kaplan
Name:	Ben D. Kaplan
Title:	Senior VP & CFO

INVESTORS:

XMARK OPPORTUNITY FUND, LTD.

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	C.I.O.

XMARK OPPORTUNITY FUND, L.P.

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	C.I.O.

XMARK JV INVESTMENT PARTNERS, LLC

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	C.I.O.

STATE OF CONNECTICUT)
: ss.: New Haven
COUNTY OF NEW HAVEN)

On the 21st day of April, 2005, before me personally came Ben D. Kaplan to me known, who, being by me duly sworn did depose and say that s/he is the Sr. VP & CFO of GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation, the corporation described in and which executed the above instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

/s/ Marcia I. Passavant
Notary Public
My comm. Expires 12/31/06

STATE OF CONNECTICUT)
: ss.:
COUNTY OF FAIRFIELD)

On the 20th day of April, 2005, before me personally came Mitchell D. Kaye to me known, who, being by me duly sworn did depose and say that s/he is the C.I.O. of XMARK OPPORTUNITY FUND, LTD., a Cayman Islands company, which executed the above instrument; and that s/he signed her/his name thereto by order of said company.

/s/ Patti L. Vaughn
Notary Public
My commission expires Mar 31, 2010

STATE OF CONNECTICUT)
: ss.:
COUNTY OF FAIRFIELD)

On the 20th day of April, 2005, before me personally came Mitchell D. Kaye to me known, who, being by me duly sworn did depose and say that s/he is the C.I.O. of XMARK OPPORTUNITY FUND, L.P., a Delaware limited partnership, which executed the above instrument; and that s/he signed her/his name thereto by order of said limited partnership.

/s/ Patti L. Vaughn
Notary Public
My commission expires Mar 31, 2010

STATE OF CONNECTICUT)
: ss.:
COUNTY OF FAIRFIELD)

On the 20th day of April, 2005, before me personally came Mitchell D. Kaye to me known, who, being by me duly sworn did depose and say that s/he is the C.I.O. of XMARK JV INVESTMENT PARTNERS, LLC, a Delaware limited liability company, which executed the above instrument; and that s/he signed her/his name thereto by order of said limited liability company.

/s/ Patti L. Vaughn
Notary Public
My commission expires Mar 31, 2010

SCHEDULE I

Collateral Locations

A.  Chief Executive Office/Principal Place of Business

B.  Other Collateral Locations

SCHEDULE II

Commercial Tort Claims

None.